STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/01/2000
                                                         001389161 - 3268492


                          CERTIFICATE OF INCORPORATION

                                       OF

                         KNIGHTSBRIDGE INVESTMENTS, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware General Corporation Law") hereby certifies that:

                                    FIRST:

     The name of this corporation (hereinafter called the "Corporation") is

                       KNIGHTSBRIDGE INVESTMENTS, INC.


                                     SECOND:

     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805; and the name of the registered agent of the Corporation is Corporation Service Company.


                                     THIRD:

     The nature of the business and the purpose to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law of the State of Delaware and to do anything which shall appear necessary or beneficial to the Corporation in connection with (a) its operation, (b) accomplishment of its purposes, or (c) exercise of its powers set forth in this Certificate.

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                                     FOURTH:

     The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000. The par value of each of such shares is $.001.

    45,000,000 of such shares shall be shares of common stock.

     5,000,000 of such shares shall be shares of preferred stock. The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.


                                     FIFTH:

    The name and mailing address of the incorporator are as follows:

        Sheila G. Corvino
        811 Dorset West Road
        Dorset, Vermont 05251

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

        Anthony Clements
        Suite 37
        88 Portland Place
        London, England W1A 3GH

        David B. Jackson
        Suite 37
        88 Portland Place
        London, England W1A 3GH


                                     SIXTH:

    The Corporation is to have perpetual existence.

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                                    SEVENTH:

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the
Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement of the Corporation as consequence and to any reorganization of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                     EIGHTH:

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws. The phrase "whole board" and the phrase "total number of directors" shall be deemed to have the same meanings to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other by-laws of the Corporation have been adapted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the board of directors of the Corporation subject to the reserved power of the stockholders to make, alter and repeal any by-laws adopted by the board of directors; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an initial by-law or in a by-law adopted by the stockholders of the Corporation entitled to vote.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) to Section 242 of the Delaware General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

4. With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the board of directors shall have the authority to dispose, in any manner, of the whole property of the Corporation

5. The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right or inspecting any account or book or document of the Corporation, except as conferred by law or by by-laws or by resolution of the stockholders.

6. The stockholders and directors shall have the power to hold their meeting and to keep the books, documents and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the Delaware General Corporation Law.

7. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.


                                    ELEVENTH:

     From time to time, any of the provisions of this certificate of incorporation may be amended, altered or repealed; and other provisions authorized by the laws at the time in force may be added or inserted in the manner and at the time prescribed by said laws; and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.


                                    TWELFTH:

     The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.



Signed on August 1, 2000
                                              /s/Sheila G. Corvino
                                              ---------------------
                                               Sheila G. Corvino,
                                               Incorporator